Exhibit 99.1

CACI Announces Pricing of $500 Million Offering of 6.375% Senior Notes

Reston, Va., February 26, 2026 – CACI International Inc (NYSE: CACI), or the Company, today announced that it has priced the previously announced offering (the “Offering”) of an additional $500 million in aggregate principal amount of its 6.375% unsecured senior notes due 2033 (the “notes”). The notes will be issued as part of the same series as the Company’s 6.375% senior notes due 2033 originally issued in June 2025.

The Offering is expected to close on March 12, 2026, subject to customary closing conditions. CACI intends to use the net proceeds from the Offering, together with borrowings under its revolving credit facility, proceeds of the incremental term loan B facility and cash on hand (and borrowings under a bridge facility, if needed), to pay all or a portion of the purchase price of the Company’s acquisition of ARKA Group L.P. (the “Acquisition”) and to pay associated costs and expenses.

If the Acquisition is not consummated simultaneously with the Offering, the Company will, upon consummation of the offering of the notes, cause the gross proceeds to be deposited into an escrow account for the benefit of the trustee and the holders of the notes pending the consummation of the Acquisition. The notes are subject to a special mandatory redemption at 100% of principal plus accrued interest if the Acquisition is not completed under the related purchase agreement. If the issuance of the notes occurs on the closing date of the Acquisition, the gross proceeds of the Offering will be provided to the Company on the closing date to fund the Acquisition and to pay associated costs and expenses.

The notes are being offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”), as amended, and to non U.S. persons outside of the United States only in compliance with Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of the notes or any other security of CACI, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About CACI

CACI International Inc (NYSE: CACI) is a national security company with 26,000 talented employees who are Ever Vigilant in expanding the limits of national security. We ensure our customers’ success by delivering differentiated technology and distinctive expertise to accelerate innovation, drive speed and efficiency, and rapidly anticipate and eliminate threats. Our culture drives our success and earns us recognition as a Fortune World's Most Admired Company. We are members of the Fortune 500™, the Russell 1000 Index, and the S&P MidCap 400 Index. For more information, visit us at caci.com.

Forward-Looking Statements

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the risk factors set forth in CACI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and other such filings that CACI makes with the Securities and Exchange Commission from time to time. Any forward-looking statements should not be unduly relied upon and only speak as of the date hereof.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the risk factors set forth in CACI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and other such filings that CACI makes with the Securities and Exchange Commission from time to time. Any forward-looking statements should not be unduly relied upon and only speak as of the date hereof.

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Corporate Communications and Media:	Investor Relations:
Gino Bona Executive Vice President, Corporate Communications	George Price Senior Vice President, Investor Relations
(571) 597-2787, gino.bona@caci.com	(703) 841-7818, george.price@caci.com